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                                                                    Exhibit 10.1

                          CHANGE IN CONTROL AGREEMENT


     This Change in Control Agreement (the "Agreement") dated December 1, 2000 is between Riverstone Networks, Inc. (the "Company") and Romulus Pereira, President of the Company (the "Executive").

     The Company believes that it is desirable, in order to induce the Executive to remain in the employ of the Company and its direct and indirect subsidiaries (together, the "Employer") in the event of any actual or threatened change in control of the Company and to remain in the employ of its parent, Cabletron Systems, Inc. ("Cabletron") and its direct and indirect subsidiaries (together, the "Cabletron Companies") in the event of any actual or threatened change in control of Cabletron Systems, Inc., to provide certain benefits to the Executive if his employment with the Employer or the Cabletron Companies terminates under the circumstances described below. Accordingly, the parties hereto agree as follows:

     1.  Agreement of the Executive.  As a precondition to the receipt of any
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benefits under this Agreement, the Executive hereby agrees that once any Person other than the Company, a direct or indirect subsidiary of the Company, or an employee benefit plan of the Company or any such subsidiary begins a tender or exchange offer or a solicitation of proxies from the Company's security holders or takes other actions to effect a "Change in Control" or a "Cabletron Change in Control," both as hereinafter defined, the Executive will not voluntarily terminate his employment with the Employer (or the Cabletron Companies, in the case of a Cabletron Change in Control) until such Person has abandoned or terminated such efforts to effect a Change in Control (or a Cabletron Change in Control) or until a Change in Control (or a Cabletron Change in Control) has occurred. (For purposes of the Agreement, a "Person" means any individual, entity or other person, including a group within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")).

     2.  Change in Control.  For purposes of the Agreement, a "Change in
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Control" shall be deemed to have occurred upon the occurrence of any of the events described in subsections (a) or (b) below:

         (a) Prior to the date, if any, on which Cabletron shall have completed a distribution to the Cabletron stockholders of all of the shares of the Company held by Cabletron, whether or not preceded by an initial public offering of the Company's shares (a "spin-off"), Cabletron shall sell or otherwise dispose of (including, without limitation, by merger) all or substantially all of the stock of the Company that Cabletron owns, or the Company shall sell or otherwise dispose of all or substantially all of its assets, to an unrelated Person or to one or more unrelated Persons acting as a group; provided that, for the avoidance of doubt, none of the following shall constitute a Change in Control under this paragraph (a):
     (i) a spin-off; (ii) a liquidation or merger of the Company into Cabletron or into another subsidiary of Cabletron; (iii) any other reorganization of the Company or other transaction that results in Cabletron's continuing to own, directly or indirectly, a majority of the combined voting power of all outstanding shares of stock or other equity interests of the Company or of the entity resulting from such reorganization
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or other transaction; or (iv) a disposition by Cabletron of stock of the
Company, or by the Company of its stock, in a public offering.

     (b)  Following a spin-off by Cabletron of the Company,

          (i) any Person acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes of this subsection (b)(i) the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company,
     (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company, or (4) any Business Combination (but except as provided in subsection (iii) of this Section 2(b) a Business Combination may nevertheless constitute a Change in Control under Section 2(b)(iii)); and provided further, that an acquisition by a Person of 30% or more but less than 50% of the Outstanding Company Common Stock or of the combined voting power of the Outstanding Company Voting Securities shall not constitute a Change in Control under this subsection (b)(i) if within 15 days of the date the Board of Directors of the Company (the "Board") is advised that such ownership level has been reached, a majority of the "Incumbent Directors" (as hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

          (ii) Individuals who, as of the first date following the spin-off (the "Spin Date"), constituted the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the Spin Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

          (iii) There is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, (A) the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such

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     Business Combination of the Outstanding Company Common Stock and of the
     combined voting power of the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) The stockholders of the Company approve a complete liquidation or dissolution of the Company.

     3.  Severance Benefit. If, during the period of eighteen (18) months
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following a Change in Control, either (i) the employment of the Executive is terminated by the Employer for any reason other than for "Cause" (as defined in Section 6 below), or (ii) the Executive terminates his employment with the Employer for "Good Reason" (as defined in Section 7 below):

         (a) The Company shall pay to the Executive in cash, within five (5) days of the date of termination, the sum of (i) all salary earned by the Executive as of the date of termination but not yet paid, (ii) the Executive's accrued vacation earned through the date of termination, and
     (iii) an amount equal to the Executive's target incentive bonus, if any, for the fiscal year in which termination occurs, multiplied times a fraction, the numerator of which is the number of days elapsed between the beginning of such year and the date of termination reduced by any periods (expressed in days) for which amounts under such incentive bonus arrangement have already been paid in such year and the denominator of which is 365.

         (b) The Company shall also pay to the Executive in cash, within ten
     (10) days of the date of termination, the sum of the Executive's Base Salary and Bonus. "Base Salary" for this purpose means the Executive's annual rate of base salary as determined immediately prior to the date of termination (or, if higher, his annual rate of base salary as determined immediately prior to the Change in Control), and "Bonus" means the highest aggregate amount of bonus or incentive compensation paid in cash to the Executive (or that would have been so paid absent deferral) by the Company (or Cabletron) for any one of the three most recent fiscal years ended prior to such termination (or, if higher, the Executive's target incentive bonus for the fiscal year in which the Change in Control occurs).

         (c) The Executive, together with his dependents, will continue for the duration of the "coverage continuation period" (as hereinafter defined) to be eligible to participate at the Company's expense (subject to any applicable waiting periods or similar requirements to

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     the extent such requirements had not been satisfied prior to the date of termination, and subject to the payment by the Executive or his dependents of premiums, co-pays or similar amounts at rates not greater than those applicable immediately prior to the Change in Control to active employees and their dependents) in all medical, dental and life insurance plans or programs maintained or sponsored by the Company immediately prior to the Change in Control; provided, that if such continued participation is impracticable, the Company may provide the Executive with the full value of the cost of such coverage paid promptly in cash. For purposes of this subsection, the "coverage continuation period" means the one (1) year period following the Executive's termination of employment; provided, that if the plan or program in question, or applicable law, provides for a longer period of coverage following termination of employment, such longer period shall constitute the "coverage continuation period" with respect to that plan or program. If the coverage continuation period with respect to a plan or program exceeds one (1) year following the Executive's termination of employment, the terms and conditions of coverage following the first-year anniversary of the date of the Executive's termination of employment shall be as set forth in the plan or program or as prescribed by applicable law. Notwithstanding the foregoing provisions of this subsection, if the Executive becomes reemployed by another employer and is eligible (together with his dependents) for medical, dental or life insurance coverage that is substantially equivalent to the coverage of the same type that he (and his dependents) were entitled to receive under this subsection, the Company's obligation to the Executive and his dependents under this subsection shall cease with respect to that type of coverage.

         (d) Each Company stock option or other stock-based award held by the Executive prior to the Change in Control (an "affected award") shall be vested (and, in the case of an award requiring exercise, exercisable) (vesting and exercisability of such awards being referred to for purposes of this subsection (d), without distinction, as "vesting"), immediately prior to the termination of employment, for the "applicable number of shares" as hereinafter defined. In the event the Executive holds an affected award requiring exercise, the Company shall give the Executive adequate notice and opportunity to exercise any portion of the affected award that becomes exercisable by reason of this subsection. For purposes of this subsection (d), the term "applicable number of shares" means, in the case of any award, that number of shares for which the award, but for the operation of any limitation deferring scheduled vesting until the date of a spin-off, would have been vested by the end of the seven (7) month period following the termination of employment had the Executive holding the award immediately prior to the termination of employment continued in service during such seven (7) month period.

     4.  Cabletron Change in Control. For purposes of the Agreement, a
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"Cabletron Change in Control" shall be deemed to have occurred upon the occurrence, prior to the earlier of a spin-off by Cabletron of the Company or a Change in Control described in Section 2(a) above, of any of the events described in subsections (a), (b), (c) and (d) below:

         (a) Any Person acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of Cabletron (the "Outstanding Cabletron Common Stock") or

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     (ii) the combined voting power of the then outstanding voting securities of
     Cabletron entitled to vote generally in the election of directors (the "Outstanding Cabletron Voting Securities"); provided, that for purposes of this subsection (a) the following acquisitions shall not constitute a Cabletron Change in Control: (I) any acquisition directly from Cabletron,
     (II) any acquisition by Cabletron, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Cabletron or its subsidiary, or (IV) any Cabletron Business Combination (but except as provided in subsection (c) of this Section 4 a Cabletron Business Combination may nevertheless constitute a Cabletron Change in Control under that subsection); and provided further, that an acquisition by a Person of 30% or more but less than 50% of the Outstanding Cabletron Common Stock or of the combined voting power of the Outstanding Cabletron Voting Securities shall not constitute a Cabletron Change in Control under this subsection
     (a) if within 15 days of being advised that such ownership level has been reached, a majority of the "Incumbent Directors" (as hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

         (b) Individuals who, as of the date of this Agreement, constituted the Cabletron Board of Directors (the "Cabletron Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Cabletron Board of Directors subsequent to the date of this Agreement and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as a Cabletron Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

         (c) There is consummated a reorganization, merger or consolidation involving Cabletron, or a sale or other disposition of all or substantially all of the assets of Cabletron (a "Cabletron Business Combination"), in each case unless, following such Cabletron Business Combination, (i) the Persons who were the beneficial owners, respectively, of the Outstanding Cabletron Common Stock and of the combined voting power of the Outstanding Cabletron Voting Securities immediately prior to the Cabletron Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Cabletron Business Combination in substantially the same proportions as their ownership immediately prior to such Cabletron Business Combination of the Outstanding Cabletron Common Stock and of the combined voting power of the Outstanding Cabletron Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Cabletron Business Combination or any employee benefit plan (or related trust) of Cabletron or its subsidiary or of such corporation resulting from such Cabletron Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Cabletron Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Cabletron Business Combination and (iii) at least a

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     majority of the members of the Cabletron Board of Directors resulting from such Cabletron Business Combination were Cabletron Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Cabletron Board of Directors, providing for such Cabletron Business Combination; or

         (d) The stockholders of Cabletron approve a complete liquidation or dissolution of Cabletron.

     5.  Cabletron-related Severance Benefit.  If, in the eighteen (18) months
         -----------------------------------
following a Cabletron Change in Control, either (i) the employment of the Executive is terminated by the Cabletron Companies for any reason other than for "Cause" (as defined in Section 6 below), or (ii) the Executive terminates his employment with the Cabletron Companies for "Good Reason" (as defined in Section 7 below):

         (a) The Company shall pay to the Executive in cash, within five (5) days of the date of termination, the sum of (i) all salary earned by the Executive as of the date of termination but not yet paid, (ii) the Executive's accrued vacation earned through the date of termination, and
     (iii) an amount equal to the Executive's target incentive bonus, if any, for the fiscal year in which termination occurs, multiplied times a fraction, the numerator of which is the number of days elapsed between the beginning of such year and the date of termination reduced by any periods (expressed in days) for which amounts under such incentive bonus arrangement have already been paid in such year and the denominator of which is 365.

         (b) The Company shall pay to the Executive in cash, within ten (10) days of the date of termination, the sum of the Executive's Base Salary and Bonus. "Base Salary" for this purpose means the Executive's annual rate of base salary as determined immediately prior to the date of termination (or, if higher, his annual rate of base salary as determined immediately prior to the Cabletron Change in Control), and "Bonus" means the highest aggregate amount of bonus or incentive compensation paid in cash to the Executive (or that would have been so paid absent deferral) by the Company (or Cabletron) for any one of the three most recent fiscal years ended prior to such termination (or, if higher, the Executive's target incentive bonus for the fiscal year in which the Cabletron Change in Control occurs).

         (c) The Executive, together with his dependents, will continue for the duration of the "coverage continuation period" (as hereinafter defined) to be eligible to participate at the Company's expense (subject to any applicable waiting periods or similar requirements to the extent such requirements had not been satisfied prior to the date of termination, and subject to the payment by the Executive or his dependents of premiums, co-pays or similar amounts at rates not greater than those applicable immediately prior to the Cabletron Change in Control to active employees and their dependents) in all medical, dental and life insurance plans or programs maintained or sponsored by the Company immediately prior to the Cabletron Change in Control; provided, that if such continued participation is impracticable, the Company may provide the Executive with the full value of the cost of such coverage paid promptly in cash. For purposes of this subsection,

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     the "coverage continuation period" means the one (1) year period following the Executive's termination of employment; provided, that if the plan or program in question, or applicable law, provides for a longer period of coverage following termination of employment, such longer period shall constitute the "coverage continuation period" with respect to that plan or program. If the coverage continuation period with respect to a plan or program exceeds one (1) year following the Executive's termination of employment, the terms and conditions of coverage following the first-year anniversary of the date of the Executive's termination of employment shall be as set forth in the plan or program or as prescribed by applicable law. Notwithstanding the foregoing provisions of this subsection, if the Executive becomes reemployed by another employer and is eligible (together with his dependents) for medical, dental or life insurance coverage that is substantially equivalent to the coverage of the same type that he (and his dependents) were entitled to receive under this subsection, the Company's obligation to the Executive and his dependents under this subsection shall cease with respect to that type of coverage.

         (d) Each Company stock option or other stock-based award held by the Executive prior to the Cabletron Change in Control (an "affected award") shall be vested (and, in the case of an award requiring exercise, exercisable) (vesting and exercisability of such awards being referred to for purposes of this subsection (d), without distinction, as "vesting"), immediately prior to the termination of employment, for the "applicable number of shares" as hereinafter defined. In the event the Executive holds an affected award requiring exercise, the Company shall give the Executive adequate notice and opportunity to exercise any portion of the affected award that becomes exercisable by reason of this subsection. For purposes of this subsection (d), the term "applicable number of shares" means, in the case of any award, that number of shares for which the award, but for the operation of any limitation deferring scheduled vesting until the date of a spin-off, would have been vested by the end of the eighteen (18) month period following the termination of employment had the Executive holding the award immediately prior to the termination of employment continued in service during such eighteen (18) month period.


For purposes of this Section 5, a termination of the Executive's employment with the Cabletron Companies shall not be deemed to have occurred solely by reason of the fact that the Company ceases to be a direct or indirect subsidiary of Cabletron, but a termination of the Executive's employment with the Company (other than for "Cause"), or a termination by the Executive of his employment with the Company for "Good Reason," in either case occurring within eighteen
(18) months following a Cabletron Change in Control, shall be treated as a termination described in the first sentence of this Section 5 whether or not, at the time of such termination, the Company is still a direct or indirect subsidiary of Cabletron.

     6.  Cause. "Cause" means only: (a) the Executive's conviction of, or a plea
         -----
of nolo contendere with respect to, a crime involving moral turpitude or a felony; (b) the Executive's refusal to perform, or gross negligence in the performance of, his duties to the Employer; or (c) an act of willful misfeasance by the Executive that is intended to result in substantial personal enrichment of the Executive at the expense of the Employer.

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     7.  Voluntary Termination for Good Reason.  The Executive shall be deemed
         -------------------------------------
to have voluntarily terminated his employment for Good Reason if he leaves the employ of the Employer (or the Cabletron Companies, in the case of a Cabletron Change in Control) for any of the following reasons:

         (a) Any action by the Company which results in a material diminution in the Executive's position, authority, duties or responsibilities immediately prior to the Change in Control (or Cabletron Change in Control), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; provided, however, that a sale or transfer of some or all of the business of the Company or Cabletron or any of their subsidiaries or other reduction in their business or that of their subsidiaries, or the fact that the Company or Cabletron shall become a subsidiary of another company or the securities of the Company or Cabletron shall no longer be publicly traded, shall not constitute "Good Reason" hereunder; or

         (b) Any reduction in the Executive's rate of annual base salary for any fiscal year to less than the greater of 100% of the rate of annual base salary paid to him in the completed fiscal year immediately preceding the Change in Control (or Cabletron Change in Control) or 100% of the rate at which annual base salary was being paid to the Executive immediately prior to such reduction; or

         (c) Any failure of the Company to continue or cause to be continued in effect any retirement, life, medical, dental, disability, accidental death or travel insurance plan in which the Executive was participating immediately prior to the Change in Control (or Cabletron Change in Control) unless the Company provides the Executive with a plan or plans that provide substantially equivalent benefits, or the taking of any action by the Company that would adversely effect the Executive's participation in or materially reduce the Executive's benefits under any such plan or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately prior to the Change in Control (or Cabletron Change in Control), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

         (d) The Company requires the Executive to be based at any office or location that is more than 50 miles distant from his base office or work location immediately prior to the Change in Control (or Cabletron Change in Control).

     8.  Certain Tax-Related Payments.
         ----------------------------

         (a) If any "payment in the nature of compensation" (hereinafter "Payment") as that term is used in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to payments and benefits under the Agreement (other than payments pursuant to this Section 8) and any "Cabletron CIC program" (as defined in Section 13 below), made with respect to the Executive, is determined to be subject to the excise tax imposed by Section 4999 of the Code (the "Section 4999 tax"), the

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     Company will pay to the Executive an additional amount in cash (the "Gross-
     Up Payment") which, after reduction for all taxes (including, but not limited to, the Section 4999 tax with respect to such Additional Amount), is sufficient to pay the Section 4999 tax and all related interest and penalties, if any, with respect to the Payment. All determinations under this section shall be made at the Company's expense by a nationally recognized accounting firm selected by the Company.

         (b) If there is a determination by the Internal Revenue Service (the "IRS") with respect to the Executive that is inconsistent with a determination pursuant to Section 8(a) and that if sustained would result in a Section 4999 tax (or a greater Section 4999 tax) or in interest or penalties (or increased interest or penalties) with respect to any such tax (an "initial IRS determination"), the determination under Section 8(a) shall be deemed automatically modified to conform to the initial IRS determination and the Company, upon receipt from the IRS of the initial IRS determination or of written notice from the Executive setting forth the initial IRS determination, shall promptly pay to the Executive the additional Gross-Up Payment required by such modification (the "Additional Gross-Up Payment"). The Company may elect to contest at its expense any initial IRS determination in respect of which the Company has made an Additional Gross-Up Payment, in which case such Additional Gross-Up Payment shall be considered an interest-free loan (the "Loan") to Executive until such time as the IRS's determination is withdrawn or modified or otherwise becomes final (a "final IRS determination"). Upon a final IRS determination that is no longer subject to modification or judicial review and that results in a Section 4999 tax and related interest and penalties lower than those in respect of which the Additional Gross-Up Payment was made, the Executive shall repay to the Company so much of the Loan, if any, as shall leave the Executive on an after-tax basis in the same position he would have been in had the initial IRS determination never been made. The Executive shall cooperate reasonably with the Company in any effort by the Company to contest an IRS determination under this paragraph, including by the making of such filings and appeals as the Company may reasonably require, but nothing herein shall be construed as requiring Executive to bear any cost or expense of such a contest or in connection therewith to compromise any tax item (including without limitation any deduction or credit) other than the Section 4999 tax and related interest and penalties, if any, that are the subject of the contested IRS determination.

     9.  Binding Effect on Successor Entity.  If the Company is merged or
         ----------------------------------
consolidated into or with any other entity (whether or not the Company is the surviving entity), or if substantially all of the assets of the Company are transferred to another entity, the provisions of the Agreement will be binding upon and inure to the benefit of the entity resulting from such merger or consolidation or the acquirer of such assets (the "Successor Entity"). The Company will require any such Successor Entity to assume expressly and agree to perform the provisions of the Agreement in the same manner and to the same extent that the Company would have been required to perform if no such transaction had taken place.

     10. Payment Obligations Absolute.  Upon termination of employment described
         ----------------------------
in Section 3 or 5, the Company's obligations to pay the Severance Benefits described in Section 3 or 5 shall be absolute and unconditional and shall not be affected by any circumstances,

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including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of the Agreement and, except as otherwise provided in Section 3(c) or 5(c), in no event shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer.

     11. Limited Effect.  Nothing herein shall be construed as giving the
         --------------
Executive a right of continued employment or as limiting the Company's right to terminate the Executive's employment, subject, in the case of any such termination described in Section 3 or 5, to the payment of the benefits described in Section 3 or 5.

     12. Amendment and Termination.  This Agreement may be amended at any time
         -------------------------
and from time to time and may be terminated at any time upon written consent of both parties hereto.

     13. No Duplication of Benefits.  For the avoidance of doubt and
         --------------------------
notwithstanding any provision of the Plan to the contrary, under no circumstances shall the Executive be entitled to receive cash severance benefits under both Section 3(a), (b), and (c) and Section 5(a), (b), and (c). In any case in which the Agreement might otherwise be construed to entitle the Executive to receive cash severance benefits under both such sets of provisions, the Executive shall be entitled to receive cash severance benefits only under
Section 3(a), (b), and (c). Also, the benefits and rights to benefits under this Agreement are in lieu of any and all benefits (other than the acceleration of stock options) that may become due to the Executive under any change in control plan or program of Cabletron (any such plan or program, a "Cabletron CIC program"), and the Executive, for himself and his heirs, beneficiaries and assigns, hereby expressly waives and relinquishes any right that he may have to any such benefits under any Cabletron CIC program. The parties hereto acknowledge and agree that the Executive does not hereby waive any right or entitlement to the acceleration of stock option awards to the extent such acceleration may be provided under any Cabletron CIC program.

     14. Withholding.  All payments and benefits hereunder shall be subject to
         -----------
reduction for applicable tax withholdings.

     15. Indemnification.  The Company agrees to pay all costs and expenses
         ---------------
incurred by the Executive in connection with efforts to enforce his rights under this Agreement and will indemnify and hold harmless the Executive from and against any damages, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) incurred by the Executive in connection with any litigation or threatened litigation, including any regulatory proceedings, arising out of the making, performance or enforcement of this Agreement.

     16. Source of Payment.  Nothing herein shall be construed as establishing a
         -----------------
trust or as requiring the Company to set aside funds to meet its obligations hereunder. Notwithstanding the foregoing, if the Board in its discretion so determines the Company may establish a so-called "rabbi trust" or similar arrangement to assist it in meeting any such obligations that it may have.

     17. Governing Law.  The Agreement shall be governed by the laws of the
         -------------
State of New Hampshire.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date first written above.


                                          RIVERSTONE NETWORKS, INC.


                                          By:  /s/  Piyush Patel
                                             -----------------------------


                                          ROMULUS PEREIRA

                                             /s/  Romulus S. Pereira
                                             -----------------------------


                                      -11-